Exhibit 10.1
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 21st day of April, 2020, by and among SILICON VALLEY BANK (“Bank”), and FLUIDIGM CORPORATION, a Delaware corporation (“Borrower”).
RECITALS
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 2, 2018 (as may from time to time be further amended, modified, supplemented or restated, including, without limitation, by that certain Default Waiver and First Amendment to Loan and Security Agreement dated as of September 7, 2018, and that certain Second Amendment to Loan and Security Agreement dated as of November 20, 2019, collectively, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    All references to “Borrowing Base Report” shall hereinafter be updated to reflect “Borrowing Base Statement.”
2.2    All references to “Compliance Certificate” shall hereinafter be updated to reflect “Compliance Statement.”
2.3    Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:
“(a)    Interest Rate. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at the greater of (i) a floating per annum rate equal to one-half of one percentage point (0.50%) above the Prime Rate or (ii) a fixed per

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annum rate equal to five and one quarter percentage points (5.25%) which interest shall be payable monthly in accordance with Section 2.4(d) below.”
2.4    Section 2.5 (Fees). Sections 2.5(a) and 2.5(c) of the Loan Agreement hereby are amended and restated in their entirety and replaced with the following:
“(a)    Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee of One Hundred Twelve Thousand Five Hundred Dollars ($112,500) (the “Revolving Line Commitment Fee”) on each of (I) the Effective Date, and with respect to each anniversary of the Effective Date thereafter through the Revolving Maturity Date, (II) the earliest of (a) each such anniversary of the Effective Date, (b) the date on which Borrower terminates this Agreement or (c) the occurrence and continuance of an Event of Default;

(c)    Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last day of each calendar quarter occurring thereafter prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to three quarters of one percent (0.75%) per annum of the average unused portion of the Revolving Line, as determined by Bank, computed on the basis of a year with the applicable number of days as set forth in Section 2.4(d). The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Availability Amount, and (ii) the average for the period of the daily closing balances of the Revolving Line outstanding;”

2.5    Section 3.2 (Conditions Precedent to all Credit Extensions). Section 3.2 of the Loan Agreement hereby is amended by (i) renumbering Subsections (a), (b), and (c), to now reflect (b), (c), and (d), and (ii) adding new Subsection (a) to read as follows:
“(a)    prior to the first Advance following the Third Amendment Effective Date, Bank shall complete an audit of the Accounts, the Collateral and Borrower’s Books with results satisfactory to Bank in its reasonable business discretion;”

2.6    Section 5.5 (Financial Statements; Financial Condition). Section 5.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“5.5    Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.”
2.7    Section 5.11 (Full Disclosure). Section 5.11 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“5.11    Full Disclosure. No written representation, warranty or other statement of Borrower in any report, certificate, or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates, or written statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).”
2.8    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“6.2    Financial Statements, Reports. Provide Bank with the following by submitting to the Financial Statement Repository or otherwise submitting to Bank:
(a)    a Borrowing Base Statement (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts): (i) no later than Friday of each week when a Streamline Period is not in effect and the principal amount outstanding under the Revolving Line is greater than Zero Dollars ($0.00); (ii) within seven (7) days after the end of each month (provided however that if such seventh day is not a Business Day, then such Borrowing Base Statement shall be delivered on next Business Day) when a Streamline Period is in effect at all times during such month and the principal amount outstanding under the Revolving Line was greater than Zero Dollars ($0.00) at any time during such calendar month; and (iii) within seven (7) days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line was equal to Zero Dollars ($0.00) at all times during such fiscal quarter;

(b)    (i) Within thirty (30) days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line was equal to Zero Dollars ($0.00) at all times during such fiscal quarter, and (ii) within thirty (30) days after the end of each month when the principal amount outstanding under the Revolving Line was greater than Zero Dollars ($0.00) at any time during such calendar month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date (C) monthly reconciliations of accounts receivable agings (aged by invoice date) and general ledger, and (D) monthly perpetual inventory reports for Inventory consisting of finished products valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment;

(c)    as soon as available, but no later than within forty-five (45) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such period in a form acceptable to Bank (the “Quarterly Financial Statements”); provided, however, notwithstanding the foregoing, the Quarterly Financial Statements for Borrower’s fourth (4th) quarter of each fiscal year, shall be due within ninety (90) days of such fiscal quarter;

(d)    (i) within forty-five (45) days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line was equal to Zero Dollars

($0.00) at all times during such fiscal quarter, and (ii) within thirty (30) days after the end of each month when the principal amount outstanding under the Revolving Line was greater than Zero Dollars ($0.00) at any time during such calendar month, and together with the Quarterly Financial Statements when due in accordance with the terms set forth in Section 6.2(d)(i) above, a completed Compliance Statement, confirming that, as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement and such other information as Bank may reasonably request;

(e)    within thirty (30) days of the end of each fiscal year of Borrower, and within seven (7) days of any updates or amendments thereto, (A) consolidated annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the then-current fiscal year of Borrower and its Subsidiaries and (B) annual financial projections for the then-current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(f)    within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;
(g)    prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Million Dollars ($1,000,000) or more;

(h)    within thirty (30) days of the end of each calendar quarter, an update on the status of any litigation disclosed on the Perfection Certificate along with such other information relating thereto as reasonably requested by Bank;

(i)    prompt written notice of any changes to the beneficial ownership information set out in Section 13 to the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(j)    promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Loan Documents as reasonably requested by Bank.

Any submission by Borrower of a Compliance Statement, a Borrowing Base Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement, Borrowing Base Statement or other financial statement, the information and calculations set forth therein are true, accurate and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement, Borrowing Base Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement, Borrowing Base Statement or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.”

2.9    Section 6.13 (Dispositions). Section 6.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“6.13    Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall (a) with respect to Domestic Subsidiaries only, cause such new Domestic Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a Guaranty to become a Guarantor hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, provided, however, that Borrower shall not be required to pledge more than sixty-five percent (65%) of the direct or beneficial ownership interest of any Foreign Subsidiary; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.”

2.10    Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) dispositions of Intellectual Property that are permitted pursuant to Section 6.10(a); (f) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (g) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (h) of other property with a book value not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year.”
2.11    Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). Notwithstanding the foregoing, (a) a Subsidiary may merge or consolidate into another Subsidiary or into Borrower and (b) Borrower may consummate Permitted Acquisitions.”
2.12    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are added or amended and restated in their entirety, as appropriate, as follows:
“Borrowing Base Statement” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.
“Compliance Statement” is that certain statement in the form attached hereto as Exhibit B.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Financial Statement Repository” is l43f1c@svb.com or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.
“Quarterly Financial Statements” is defined in Section 6.2(c).

“Revolving Line Maturity Date” is August 2, 2022.

“Third Amendment Effective Date” is April 21, 2020
2.13    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are deleted:
“Borrowing Base Report”, “Compliance Certificate”, “Monthly Financial Statements”

2.14    Exhibit B of the Loan Agreement hereby is replaced with Exhibit B (including Schedule 1) attached hereto.
3.    Limitation of Amendment.
3.1    This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. Borrower represents and warrants to Bank as follows:
4.1    (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date, as supplemented by a First Supplement, dated as of July 25, 2018, a Second Supplement, dated as of July 25, 2018 and a Third Supplement, dated as of August 28, 2019, and a Fourth Supplement, dated as of April 21, 2020, and as supplemented by all other notices to the Bank under the Loan Agreement changing any such information previously provided, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate, as supplemented, have not changed, as of the date hereof, in any material respect except for (i) average monthly bank balances which change from time to time, and (ii) changes in litigation set forth in Borrower’s periodic filings with the Securities and Exchange Commission from time to time.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.    Conditions to Effectiveness. The parties agree that this amendment shall be effective upon (A) the due execution and delivery to Bank of (i) this Amendment by each party hereto, and (ii) an updated Corporate Borrowing Certificate in the form attached hereto, and (B) Borrower’s payment of all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank. Bank shall apply to such Bank Expenses the Twenty-Five Thousand Dollars ($25,000) good faith deposit that Borrower deposited with the Bank prior to the Third Amendment Effective Date.
9.    Miscellaneous.
9.1    This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
9.2    Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
10.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Shawn Parry Name: Shawn Parry Title: Managing Director	FLUIDIGM CORPORATION By: /s/ Vikram Jog Name: Vikram Jog Title: Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT B

COMPLIANCE STATEMENT
TO:    SILICON VALLEY BANK                    Date:
FROM: FLUIDIGM CORPORATION

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Quarterly Financial Statements*	Within 45 days after the end of each fiscal quarter	Yes No
Compliance Statement
(i) within 45 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter, and (ii) within 30 days after the end of each month when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month
Yes No
10-Q, 10-K and 8-K	Within 5 days	Yes No
A/R & A/P Agings and Monthly Perpetual Inventory Reports
(i) within 30 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter, and (ii) within 30 days after the end of each month when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month
Yes No
Borrowing Base Statement
(i) no later than Friday of each week when a Streamline Period is not in effect and the principal amount outstanding under the Revolving Line is > $0.00, (ii) within 7 days after the end of each month (provided however that if such seventh day is not a Business Day, then such Borrowing Base Statement shall be delivered on next Business Day) when a Streamline Period is in effect and when the principal amount outstanding under the Revolving Line is > $0.00 at any time during such calendar month, and (iii) within 7 days after the end of each fiscal quarter when the principal amount outstanding under the Revolving Line = $0.00 at all times during such fiscal quarter
Yes No

Board Approved Projections	Within 30 days of each fiscal year of Borrower, and within 7 days of any updates/amendments	Yes No
*Provided, however, notwithstanding the foregoing, the Quarterly Financial Statements for Borrower’s fourth (4th) quarter of each fiscal year, shall be due within ninety (90) days of such fiscal quarter.

Streamline	Required	Actual	Applies

Maintain as indicated:
Liquidity	> $20,000,000	$_________	Yes No

The following streamline analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.
Borrower represents that, except as set forth below (i) as of the date of this Compliance Statement, the information and calculations set forth therein are true, accurate and correct, (ii) as of the end of the compliance period set forth herein, Borrower is in complete compliance with all required covenants except as noted herein, (iii) as of the date hereof, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 of the Agreement remain true and correct in all material respects as of the date of such submission except as noted below, (v) as of the date hereof, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (vi) as of the date hereof, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank
The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)
_____________________________________________________________________________________________

Schedule 1 to Compliance Statement
In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.
Dated:    ____________________
I.Liquidity (Streamline Calculation)
Required: Liquidity > $20,000,000

Actual:

A.	Aggregate value of Borrower’s unrestricted cash held at Bank	$
B.	Aggregate value of Borrower’s unrestricted cash at accounts outside Bank but subject to a Control Agreement	$
C.	Availability Amount	$
D.	Liquidity (the sum of lines A, B, and C)	$

Is line D greater than $20,000,000?

  No (Streamline does NOT apply)                  Yes (Streamline does apply)

CORPORATE BORROWING CERTIFICATE

BORROWER: FLUIDIGM CORPORATION                 DATE: April __, 2020
BANK:    SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:
1.    I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.    Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof.

4.    The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Vikram Jog	Chief Financial Officer		☒
Stephen Christopher Linthwaite	President and CEO		☒
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Apply for Letters of Credit. Apply for letters of credit from Bank.
Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.    The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

By:

Name:     Vikram Jog

Title:     Chief Financial Officer

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the President and CEO of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:

Name:     Stephen Christopher Linthwaite

Title:     President and CEO